                                                                    Exhibit 10.2


                                 THIRD AMENDMENT


                  THIRD AMENDMENT (this "Amendment"), dated as of October 28, 1999, among NABISCO HOLDINGS CORP. ("Holdings"), NABISCO, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below and Bankers Trust Company, The Chase Manhattan Bank, Citibank, N.A. and The Fuji Bank Limited, as Senior Managing Agents. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided for such terms in the Credit Agreement.


                              W I T N E S S E T H:


                  WHEREAS, Holdings, the Borrower, the Lenders and the Senior Managing Agents are parties to a Credit Agreement, dated as of October 31, 1996 (as amended prior to the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 6.09 of the Credit Agreement is hereby amended by changing the two references to "December 31, 1995" therein to read "December 31, 1998".

                  2. Section 6.10 of the Credit Agreement is hereby amended by changing the phrase "RJRN is indemnifying Holdings" therein to read: "RJT is indemnifying NGHC, Holdings and its Subsidiaries".

                  3. The Credit Agreement is hereby amended by adding a new
Section 6.16 to read:

                  "6.16 YEAR 2000 COMPLIANCE. Holdings has reviewed the areas within its consolidated business and operations that could be adversely affected by, and has developed and is carrying out a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Holdings and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates on or prior to and any date after December 31, 1999). Based on such review and plan, Holdings reasonably believes that the "Year 2000 Problem" will not have a material adverse effect on the operations, business, properties, assets or financial condition of Holdings and its Subsidiaries, taken as a whole."

                  4. Sections 7.01(c) and 7.09 of the Credit Agreement are hereby amended by changing the references to "Sections 8.03(e), 8.04(i), 8.05, 8.07, 8.08 and 8.09" therein to read: "Sections 8.03(e), 8.05 and 8.06".

                  5. Section 7.10 of the Credit Agreement is hereby deleted in its entirety.

                  6. Section 8.02 of the Credit Agreement is hereby amended in its entirety to read:

                  "8.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. Holdings will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of property or assets constituting all or substantially all of the property or assets of Holdings and its Subsidiaries as a whole, except that any Subsidiary of Holdings may be merged or consolidated with or into, or be liquidated into, any Person (including Holdings, but only if the Borrower has first merged into or consolidated with Holdings) PROVIDED that in the event of a merger, consolidation or liquidation of the Borrower with or into any such Person, the surviving corporation, if not the Borrower, shall execute and deliver agreements assuming the obligations of the Borrower under this Agreement and the Notes, which assumption agreements and all related actions and documentation shall be in form and substance satisfactory to the Senior Managing Agents; PROVIDED FURTHER that if any of the foregoing transactions involves a Material Subsidiary, after giving effect to such transaction, no Event of Default would result therefrom. Notwithstanding anything to the contrary contained in this Section 8.02, no Restricted Sale shall be permitted".

                  7. Sections 8.04, 8.05 and 8.09 of the Credit Agreement are hereby deleted and Sections 8.06, 8.07 and 8.08 of the Credit Agreement are hereby renumbered as Sections 8.04, 8.05 and 8.06, respectively.

                  8. Section 8.06 of the Credit Agreement (renumbered as 8.04 pursuant to Section 7 above) is hereby amended by changing the reference therein to "RJRN Agreements" to read "NGHC Agreements".

                  9. Section 8.07 of the Credit Agreement (renumbered as 8.05 pursuant to Section 7 above) is hereby amended by (i) changing the reference to "25%" therein to read "33%" and (ii) changing the reference to "January 1, 1996" therein to read "January 1, 1999".

                  10. Section 10 of the Credit Agreement is hereby amended as follows:

                  (i) the reference to "Section 8.08" in the definition of Adjusted Operating Income is changed to "Section 8.06";

                  (ii) the definition of Applicable Utilization Fee Percentage shall be changed in its entirety to read:

                  "Applicable Utilization Fee Percentage" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                                      Applicable
                  Period                              Utilization Fee Percentage
                  ------                              --------------------------
                  NIG Period                                   .500%


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

                  Minimum Investment                           .375%
                  Grade Period

                  Increased Investment Grade Period            .250%

                  Maximum Investment Grade Period              .125%

                  (iii) the reference to "RJRN" in the definition of Change of Control is changed to "NGHC";

                  (iv) the definitions of Consolidated Cash Interest Expense, Cumulative Consolidated Net Income, Dividends, Exchange Agreement, Foreign Subsidiary, Permitted Currency Agreement, Restricted Payments, RJRN, RJRN Agreements, RJRN Entity, RJRN Holdings and Specified Permitted Existing Debt are deleted;

                  (v) the definition of Corporate Agreement is changed in its entirety to read:

                  "Corporate Agreement" shall mean the Corporate Agreement dated as of June 14, 1999 among NGHC, Holdings and RJT.

                  (vi) in the definition of Indebtedness (i) the reference to "the RJRN Agreements" is changed to "the NGHC Agreements" and (ii) the reference to "or outstanding under Section 8.04(i)" is deleted;

                  (vii) the reference to "or any substantial portion" in the definition of Restricted Sales is deleted;

                  (viii) the definition of Services Agreement is changed in its entirety to read:

                  "Services Agreement" shall mean the Intercompany Services Agreement dated as of June 14, 1999 among NGHC, Holdings and RJT.

                  (ix) the definition of Tax Sharing Agreement is changed in its entirety to read:

                  "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of June 14, 1999 among NGHC, Holdings, RJT and R.J. Reynolds Tobacco Company.

                  (x) the reference to "Section 8.08 or 8.09" in the definition of Test Period is changed to read "Section 8.06";

                  (xi) the phrase "dated as of the date hereof" in the definition of 364 DF Credit Agreement is changed to read "dated as of October 28, 1999";

                  (xii) the reference to "50%" in the definition of Utilization Period is changed to read "33%"; and


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

                  (xiii) the following definitions are added in appropriate alphabetical order:

                  "NGHC" shall mean Nabisco Group Holdings Corp., a Delaware corporation.

                  "NGHC Agreements" shall mean the Corporate Agreement, the Services Agreement and the Tax Sharing Agreement.

                  "RJT" shall mean R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation.

                  11. The references to "Sections 8.03(e), 8.04(i), 8.05, 8.07,
8.08, and 8.09" in each of Sections 12.07(a) and 12.12 of the Credit Agreement are hereby changed to read "Sections 8.03(e), 8.05 and 8.06".

                  12. The references to page 38 and to December 31, 1995 in Annex IV to the Credit Agreement are hereby changed to read "page 7" and "December 31, 1998", respectively.

                  13. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Payments Administrator.

                  15. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  16. This Amendment shall become effective on the date when Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Payments Administrator at its Notice Office provided that any payment of Utilization Fees due on or after such date with respect to any day prior thereto shall be computed on the basis of the Utilization Fee applicable prior to such effectiveness.

                  17. From and after the effectiveness of this Amendment, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

                                      * * *


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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                        NABISCO HOLDINGS CORP.


                                        By_________________________________
                                            Title:

                                        NABISCO, INC.


                                        By__________________________________
                                            Title:


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